Exhibit 99.1

HAWK CORPORATION IMPLEMENTS STRATEGIC
REPOSITIONING ACTION PLAN

Cleveland, Ohio – January 7, 2004 — Hawk Corporation (AMEX: HWK) announced that it is initiating a plan to focus on its two primary business segments, Friction Products and Precision Components, and position the Company to improve its global competitive cost position to support long-term growth initiatives in these segments. The plan involves three primary components:

•	Achieve cost savings at its Friction Products segment by moving operations at its Brook Park, Ohio location to a new U.S. production facility,

•	Enact a formal strategic plan that will lead to the sale of Hawk’s Motor segment, and

•	Engage an investment banker to advise the Company as it reviews strategic alternatives relating to Hawk’s Tex Racing business unit.

“These moves will position Hawk to put our full force and effort into carrying out the long-term strategic initiatives of our Friction Products and Precision Components segments,” stated Ronald E. Weinberg, Hawk’s Chairman and CEO. “These businesses are each leaders in their field and will be the key to reinvigorated growth as the economy improves. Focusing our management and financial resources on our two business segments that have critical mass and stronger market positions will provide the greatest growth potential, which in turn, we believe will enable us to deliver significant value to Hawk shareholders.”

Hawk announced that its Wellman Products Group, a component of its Friction Products segment, has signed a formal, non-binding letter of intent agreeing to terms on the construction of a new 255,000 square foot facility. The letter of intent is subject to due diligence and other customary terms and conditions. The Company expects that relocation of the Brook Park operation will begin in 2004. As a result of the relocation, Hawk expects to realize approximately $3.0 million of annual pre-tax savings when full production in the new facility is achieved. These savings will result from a reduction in manufacturing costs, supplemented by state and local incentives.

In conjunction with the move, Hawk will close its Brook Park operation, which employs approximately 200 people, upon completion of the new facility. The Company expects to hire an equivalent number of employees as the production in the new facility ramps up. As a result, Hawk anticipates recording a pre-tax charge of $1.9 million in the fourth quarter of 2003 related to the curtailment of a defined benefit pension plan covering most of the hourly employees of the Brook Park facility. Hawk will continue to fund the plan and pay employee retirement benefits in accordance with plan documents. Additionally, the Company anticipates future pre-tax charges of approximately $3.5 to $4.0 million relating to the relocation of the Brook Park operation and employee severance expense.

Although the Company’s Motor segment, which manufactures die-cast aluminum rotors for fractional and subfractional horsepower electric motors, has experienced recent improvements in its operating performance, it has failed to achieve profitability. After completing an extensive analysis, Hawk has determined that a divestiture of the segment would allow the Company to concentrate on its core business segments, and that the timing is right for a sale given recent initiatives in the segment that have allowed the operation to stabilize. Hawk has initiated an active marketing plan and anticipates selling the segment to a strategic buyer as an ongoing business within the next 12 months. The Motor segment will continue its aggressive program to improve operating performance during the selling process.

Hawk will account for the results of the Motor segment as a discontinued operation in its financial statements. The Company anticipates reporting a pre-tax, non-cash charge of approximately $5.1 million in the fourth quarter of 2003 related to discontinuing the operations of the Motor segment. The Company also expects to incur additional pre-tax charges of approximately $1.0 to $1.5 million during 2004 related to the sale of the segment.

Tex Racing, which produces driveline components and gears used by many marquee teams of the NASCAR racing series, has been a positive contributor to the Company’s earnings since joining Hawk in 2000. However, given Hawk’s plan to renew its focus on its core business segments, management has engaged an investment advisor to review strategic alternatives relating to Tex Racing. Tex Racing is a component of the Company’s Performance Racing segment.

Proceeds from the sale of the Motor segment will be used primarily to reduce debt. The Company expects that at the end of the fourth quarter of 2003 it will remain in compliance with all the financial covenants contained in its bank lending facility. However, beginning in the first quarter of 2004, the Company believes that the costs of the repositioning plan, which needs to be incurred prior to the Company achieving the benefits of the plan, will require that the Company seek waivers from its lending banks with respect to certain financial covenants. The Company is in discussions with its banks to obtain the necessary waivers.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. These forward-looking statements are based upon management’s expectations and beliefs concerning future events. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of Hawk, that could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to:

•	the timely completion of the construction of Wellman Products’ new facility;

•	the ability to hire and train qualified people at the new facility;

•	the ability to transfer production to the new facility and commence production at the new facility without causing customer delays or dissatisfaction;

•	the ability to achieve the projected cost savings at the new facility, including whether the cost savings can be achieved in a timely manner;

•	whether or not Hawk’s Motor segment will be sold and if sold whether the sale can take place in the time or at the price projected by Hawk;

•	whether or not the Motor segment will be able to improve its operating performance during the selling process;

•	higher than anticipated costs related to the sale of Hawk’s Motor segment; and

•	the ability of Hawk to meet the existing terms of its credit facilities, including the numerous financial covenants, and to the extent waivers of any covenants are required, the ability to obtain such waivers.

Actual results and events may differ significantly from those projected in the forward-looking statements. Reference is made to Hawk’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2002, its quarterly reports on Form 10-Q, and other periodic filings, for a description of the foregoing and other factors that could cause actual results to differ materially from those in the forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

The Company
Hawk Corporation is a leading worldwide supplier of highly engineered products. Its friction products group is a leading supplier of friction materials for brakes, clutches and transmissions used in airplanes, trucks, construction equipment, farm equipment and recreational vehicles. Through its precision components group, the Company is a leading supplier of powder metal and metal injected molded components for industrial applications, including pump, motor and transmission elements, gears, pistons and anti-lock sensor rings. The Company’s performance racing group manufactures clutches and gearboxes for motorsport applications and performance automotive markets. The Company’s motor group manufactures die-cast aluminum rotors for fractional and subfractional electric motors used in appliances, business equipment and HVAC systems. Headquartered in Cleveland, Ohio, Hawk has approximately 1,700 employees and 17 manufacturing, research and administrative sites in five countries.

Contact Information
Ronald E. Weinberg, Chairman, CEO and President
(216) 861-3553

Thomas A. Gilbride, Vice President – Finance
(216) 861-3553

Hawk Corporation is online at: www.hawkcorp.com